UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


   Date of Report (date of earliest event reported): March 25, 1999


                               FACTUAL DATA CORP.
             (Exact name of registrant as specified in its charter)


          Colorado                      0-24205                  84-1449911
(State or other jurisdiction of  (Commission File Number)     (I.R.S. Employer
incorporation or organization)                               Identification No.)



                              5200 Hahns Peak Drive
                          Fort Collins, Colorado 80538
                    (Address of principal executive offices)



                                 (970) 663-5700
              (Registrant's telephone number, including area code)



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ITEM 5.    OTHER EVENTS

On March 25, 1999, Factual Data Corp. (the "Company") and four of the Company's key employees/principal shareholders (the "Shareholders") entered into a Share Purchase Agreement (the "Agreement") with the following institutional investors (the "Institutional Investors"): Haley LLC, Marshall Financial Partners, L.P., BCI Growth V, L.P. and BCI Investors, LLC. Pursuant to the Agreement, the Institutional Investors agreed to purchase from the Company an aggregate of 1,854,713 shares of the Company's common stock for $15,000,000, or $8.0875 per share. The sales of the securities to the Institutional Investors were consummated on March 30, 1999 and April 1, 1999.

The Company estimates net proceeds from the private offering will be $13,551,250 after payment of broker's commission and expenses of $1,063,750 to US Bancorp Piper Jaffray for arranging the sale and other estimated offering expenses of $385,000.

In connection with the transaction, the Company and/or the Shareholders entered into the following agreements:

     A Registration Rights Agreement whereby the Company granted to the Institutional Investors various demand and piggyback registration rights to register under the Securities Act of 1933 the shares of common stock issued pursuant to the Agreement; and

     An Investors Agreement whereby, among other things, (i) the Company agreed to appoint a representative of the Institutional Investors to the Company's Board of Directors, (ii) the Shareholders agreed to vote their shares for the Institutional Investors' nominee to the Board of Directors at future shareholders' meetings, and (iii) the Company, two of the Institutional Investors and the Shareholders agreed to certain limitations and co-sale rights regarding the sale or transfer of shares of common stock held by such parties.

The Company intends to use the proceeds from the private offering to the Institutional Investors (i) to continue its acquisition and consolidation strategy, and (ii) for general working capital.

The sales were made in transactions exempt from the registration requirements of
Section 5 of the Securities Act of 1933, pursuant to Section 4(2) and Rule 506 of Regulation D. With regard to the Company's reliance upon such exemptions, sales were limited to the four institutional investors. The Company also made certain inquiries to establish that such sales qualified for the exemptions. In particular, the Company received written representations from each investor, among other things, that such investor was an "accredited investor" as that term is defined under Rule 501 of Regulation D. Each investor was provided with pertinent information about the Company in order to make an informed investment decision. The Company further obtained a representation from each investor of its intent to acquire the securities for purposes of investment only and not with a view toward any distribution or public resale, and each of the certificates representing the securities has been embossed with a restrictive legend restricting transfer of the securities.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS

      (a)  Not Applicable.

      (b)  Not Applicable.

      (c)  Exhibits.

      10.1 Share Purchase Agreement (including exhibits) between and among Factual Data Corp., Haley LLC, Marshall Financial Partners, L.P., BCI Growth V, L.P. and BCI Investors, LLC, Jerald H. Donnan, Marcia R. Donnan, James N. Donnan and Russell E. Donnan dated March 25, 1999.


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FACTUAL DATA CORP.



Date:  April 9, 1999                   By: /s/ Jerald H. Donnan
                                          -----------------------------
                                               Jerald H. Donnan,
                                               Chief Executive Officer